[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

July 1, 2016

The Gabelli Go Anywhere Trust

One Corporate Center

Rye, New York 10580-1422

Re:	The Gabelli Go Anywhere Trust — Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to The Gabelli Go Anywhere Trust, a statutory trust (the “Fund”) created under the Delaware Statutory Trust Act (the “DSTA”), in connection with the issuance and sale by the Fund of up to 6,000,000 of the Fund’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), and up to 2,000,000 Series A Cumulative Puttable and Callable Preferred Shares, par value $0.001 per share, and with a liquidation preference of $40.00 per share (the “Series A Preferred Shares,” and collectively with the Common Shares, the “Shares”), to be sold as 2,000,000 combinations (the “Combinations”) consisting of three Common Shares and one Series A Preferred Share.

This opinion is being furnished in accordance with the requirements of Item 25 of the Form N-2 Registration Statement under the Securities Act of 1933 (the “Securities Act”) and the Investment Company Act of 1940 (the “1940 Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(i) the notification of registration on Form N-8A (File No. 811-23035) of the Fund (the “1940 Act Notification”) filed with the Securities and Exchange Commission (the “Commission”) under the 1940 Act on March 2, 2015;

(ii) the Registration Statement on Form N-2 (File Nos. 333-208675 and 811-23035) of the Fund relating to the Shares and the Combinations filed with the Commission on December 21, 2015 under the Securities Act and the 1940 Act, and as amended by Pre-Effective Amendment No. 1 on May 18, 2016 and as proposed to be amended by Pre-Effective Amendment No. 2 on the date hereof (such Registration Statement, as so amended and proposed to be amended, being hereinafter referred to as the “Registration Statement”);

The Gabelli Go Anywhere Trust

July 1, 2016

(iii) the form of Distribution Agreement (the “Distribution Agreement”) proposed to be entered into between the Fund, as issuer, Gabelli Funds, LLC, as investment adviser to the Fund, and G.research, LLC (the “Distributor”), filed as an exhibit to the Registration Statement;

(iv) an executed copy of a certificate of Andrea R. Mango, Secretary of the Fund, dated the date hereof (the “Secretary’s Certificate”);

(v) a copy of the Fund’s Certificate of Trust, as certified by the Secretary of State of the State of Delaware as of June 30, 2016 and certified pursuant to the Secretary Certificate;

(vi) a copy of the Fund’s Amended and Restated Agreement and Declaration of Trust, dated September 22, 2015 (the “Declaration”), certified pursuant to the Secretary Certificate;

(vii) a copy of the Fund’s By-Laws, as amended and in effect as of the date hereof (the “By-Laws”), certified pursuant to the Secretary Certificate;

(viii) a copy of the Fund’s Second Amended and Restated Statement of Preferences for the Series A Preferred Shares (the “Statement of Preferences”), certified pursuant to the Secretary Certificate;

(ix) certain resolutions adopted by the Board of Trustees of the Fund, adopted on April 23, 2015, September 22, 2015 and June 30, 2016 relating to the creation, issuance and sale of the Shares as Combinations and related matters, certified pursuant to the Secretary Certificate; and

(x) certain resolutions adopted by the pricing committee established by the Board of Trustees of the Fund (the “Pricing Committee”) on June 5, 2015 and a form of certain resolutions proposed to be adopted by the Pricing Committee, each relating to the issuance and sale of the Shares as Combinations, certified pursuant to the Secretary Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Fund and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents

The Gabelli Go Anywhere Trust

July 1, 2016

submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and others and of public officials, including those in the Secretary’s Certificate and the factual representations and warranties contained in the Distribution Agreement.

In making our examination of documents, we have assumed that the parties thereto, other than the Fund, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

We do not express any opinion with respect to the laws of any jurisdiction other than the DSTA. We do not express any opinion as to the effect of any law on the opinion stated herein other than the DSTA.

The opinions stated below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Shares referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Distribution Agreement, substantially in the form reviewed by us, shall have been duly authorized, executed and delivered by the Fund and the other parties thereto; (iii) the Pricing Committee shall have adopted the resolutions described in paragraph (x), above, in substantially the form reviewed by us; and (iv) the terms of the Distribution Agreement and the issuance and sale of such Shares have been duly established in conformity with the Certificate of Trust, Declaration and Statement of Preferences so as not to violate any applicable law, the Certificate of Trust of the Fund, the Declaration, the Statement of Preferences or the By-Laws of the Fund, or result in a default under or breach of any agreement or instrument binding upon the Fund, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Fund.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that: with respect to any Shares offered by the Trust (the “Offered Shares”), when (a) the general conditions shall have been satisfied, (b) if the Offered Shares are to be certificated, certificates in the form required under the DSTA representing the Offered Shares are duly executed and countersigned and (c) the Offered Shares are registered in the Trust’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Shares, when issued and sold or otherwise distributed in accordance with the provisions of the Distribution Agreement, will be duly authorized by all requisite statutory trust action on the part of the Fund under the DSTA and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit

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July 1, 2016

that we are within in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

R.T.P.

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